                                                                            F-16
                                                                      Exhibit 12
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

               SAFECO CORPORATION AND CONSOLIDATED SUBSIDIARIES
                         (In Thousands, Except Ratios)


                                                                                 Year Ended December 31
                                                                ------------------------------------------------------------
                                                                  1993         1992         1991        1990         1989
                                                                --------     --------     --------    --------     ---------
Fixed Charges:
  Interest  . . . . . . . . . . . . . . . . . . . . . . . .     $ 58,790     $ 64,097     $ 70,797    $ 68,512     $ 75,054
  Interest Capitalized  . . . . . . . . . . . . . . . . . .        1,381          154           30       2,040        2,481
  Interest Portion of Rental Expense  . . . . . . . . . . .        2,768        2,855        2,595       2,280        2,525
  Amortization of Deferred Debt Expense . . . . . . . . . .          613          655          572         436          630
                                                                --------     --------     --------    --------     --------
      Total Fixed Charges . . . . . . . . . . . . . . . . .     $ 63,552     $ 67,761     $ 73,994    $ 73,268     $ 80,690
                                                                ========     ========     ========    ========     ========
Earnings:
  Income From Continuing Operations
      Before Income Taxes . . . . . . . . . . . . . . . . .     $576,937     $403,257     $317,314    $303,982     $375,352
  Total Fixed Charges Above . . . . . . . . . . . . . . . .       63,552       67,761       73,994      73,268       80,690
  Less Interest Capitalized . . . . . . . . . . . . . . . .       (1,381)        (154)         (30)     (2,040)      (2,481)
  Less Undistributed (Income) Loss
    from Unconsolidated Subsidiary  . . . . . . . . . . . .          574          555          218          35          (10)
                                                                --------     --------     --------    --------     --------
      Total Earnings  . . . . . . . . . . . . . . . . . . .     $639,682     $471,419     $391,496    $375,245     $453,551
                                                                ========     ========     ========    ========     ========
Ratio of Earnings to Fixed Charges  . . . . . . . . . . . .         10.1          7.0          5.3         5.1          5.6
                                                                ========     ========     ========    ========     ========


                                 SAFECO CREDIT

                                                                                  Year Ended December 31
                                                                -----------------------------------------------------------
                                                                  1993         1992         1991         1990        1989
                                                               ---------    ---------    ---------    ---------    --------
Fixed Charges:
  Interest  . . . . . . . . . . . . . . . . . . . . . . . .     $ 25,918     $ 26,646     $ 30,516    $ 27,057     $ 22,434
  Interest Portion of Rental Expense  . . . . . . . . . . .          100          102          160          76           55
  Amortization of Deferred Debt Expense . . . . . . . . . .           38           52           24           8           71
                                                                --------     --------     --------    --------     --------
      Total Fixed Charges . . . . . . . . . . . . . . . . .     $ 26,056     $ 26,800     $ 30,700    $ 27,141     $ 22,560
                                                                ========     ========     ========    ========     ========
Earnings:
  Income Before Income Taxes  . . . . . . . . . . . . . . .     $ 10,190     $  9,036     $  9,489    $  6,815     $  6,031
  Total Fixed Charges Above . . . . . . . . . . . . . . . .       26,056       26,800       30,700      27,141       22,560
                                                                --------     --------     --------    --------     --------
      Total Earnings  . . . . . . . . . . . . . . . . . . .     $ 36,246     $ 35,836     $ 40,189    $ 33,956     $ 28,591
                                                                ========     ========     ========    ========     ========
Ratio of Earnings to Fixed Charges  . . . . . . . . . . . .          1.4          1.3          1.3         1.3          1.3
                                                                =========    ========     ========    ========     ========